EXHIBIT 99.1

Concurrent Reports Fiscal Year 2015 Second Quarter Financial Results

ATLANTA — January 27, 2015 — Concurrent (NASDAQ: CCUR), a global leader in unified content delivery, video analytics, and real-time Linux® solutions, today announced financial results for the second quarter of its fiscal 2015 ended December 31, 2014.

Revenue for the second quarter of fiscal 2015 was $16.0 million, a decrease of 10.3% year over year, compared with $17.8 million for the same period in fiscal 2014 and $17.5 million in the preceding quarter.

Gross margin for the second quarter of fiscal 2015 was 55.1%, compared with 55.8% for the same period in fiscal 2014, and 55.3% in the preceding quarter.  Operating expenses were $9.4 million, including $0.8 million of CEO transition costs, compared with $8.8 million for the same period in fiscal 2014 and $8.8 million in the preceding quarter.

The company reported a net loss of $571 thousand, or $0.06 per share, in the second quarter of fiscal 2015, compared with net income of $1.1 million, or $0.12 per diluted share, in the same period in fiscal 2014, and net income of $387 thousand, or $0.04 per diluted share, in the preceding quarter.

“I am proud to have joined Concurrent as CEO in the second quarter,” said Derek Elder, the company’s president and CEO.  “Concurrent’s video solutions business is positioned to benefit from the fierce competition in the global market driven by the growth of over-the-top streaming services such as Netflix® and Amazon Prime TV.  We made solid progress in the second quarter, with deployments of our next generation IP-CDN technology and initial trials of our Transparent Caching solution.

“Additionally, our real-time computing business is benefiting from the advantages of simulation to accelerate innovation and reduce costs.  We added new customers in the quarter, including an additional global automotive customer, and saw additional traction for our SIMulation Workbench™ software solution.”

The company paid quarterly dividends of $0.12 per share in each of the first two quarters of the fiscal year.  At December 31, 2014, Concurrent had cash and cash equivalents of $25.1 million. The company has no debt.

Recent Company Highlights

Video Solutions:

•	A tier-one cable TV operator in Europe deployed Concurrent’s UpShift™ Unified Content Delivery solution to deliver IP video services to mobile devices, smart TVs, and PCs
•	Concurrent entered the Latin American market and established a channel partnership with TVC Communications, a division of WESCO
•	The company launched the first network-based digital video recording system in Africa at ZAP, a leading service provider in Angola

Real-Time:

•	The company delivered 26 iHawk™ systems to support avionics testing for a heavy-lift rocket program
•	Concurrent added its 19th automotive customer and delivered simulation and test systems to a major Japanese automotive company and a European luxury car manufacturer
•	In the defense market, the company shipped 28 iHawk systems to support a military flight simulator program and 12 additional units to support the design and testing of advanced weaponry

Conference Call Information

Concurrent will hold a conference call today, Tuesday, January 27th, at 4:30 p.m. ET to review its second quarter of fiscal 2015 financial results.  The call will be broadcast live at www.ccur.com, on the “Investors” page, under the ‘About’ tab. The call can be accessed live by dialing 1-800-230-1766 (U.S.) 612-288-0329 (international) and entering pass code 150127.  A replay will also be available at www.ccur.com.

To view Financial Results visit our Investors page here.

About Concurrent
Concurrent (NASDAQ: CCUR) is a global leader in unified content delivery, video analytics, and real-time Linux solutions.  The company delivers solutions for every screen and every network in support of commercial video services.  Concurrent’s unified content delivery and video analytics solutions support every screen simultaneously, making it easier for cable MSOs, fixed-line telecommunications providers, mobile operators, and online media companies to deliver revenue generating video services to consumers on any device, over any network. The world’s leading multichannel video service providers have selected Concurrent to deliver the solutions and services required to support their next-generation multi-screen video initiatives. Concurrent’s Emmy® award-winning video solutions are based upon a rich heritage of high-performance real-time technology. Concurrent’s real-time Linux solutions are used to support applications in the defense, aerospace, automotive and financial industries. Concurrent has offices in North America, Europe and Asia. Visit www.ccur.com for further information and follow us on Twitter: www.twitter.com/Concurrent_CCUR.

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For more information, contact:

Media Relations:
Concurrent
Kristen Bryant
(678) 258-4221
kristen.bryant@ccur.com

Horn Group
Alex Shapiro
(415) 905-4011
Concurrentteam@horngroup.com

Investor Relations Contact:
Concurrent
Sandra Dover
(678) 258-4112
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the company's future performance, including, but not limited to, management's expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: the potential consolidation of the markets that we serve, U.S. government sequestration; European austerity measures; delays or cancellations of customer orders; non-renewal of maintenance and support service agreements with customers; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; margins of video solutions business to capture new business; fluctuations and timing of large video solutions orders; doing business in the People’s Republic of China; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products;  the impact of reductions in force on our operations; rapid technology changes; system errors or failures; reliance on a limited number of suppliers and failure of components provide by those suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the impact of competition on the pricing of video solutions products; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new video solutions; the success of our relationships with technology and channel partners; capital spending patterns by a limited customer base; the current challenging macroeconomic environment; continuing unevenness of the global economic recovery; privacy concerns over data collection; our ability to utilize net operating losses to offset cash taxes in the event of an ownership change as defined by the Internal Revenue Service; earthquakes, tsunamis, floods and other natural disasters in areas in which our customers and suppliers operate; and the availability of debt or equity financing to support our liquidity needs.

Other important risk factors are discussed in Concurrent's Form 10-K filed August 27, 2014 with the Securities and Exchange Commission (“SEC”), and in subsequent filings of periodic reports with the SEC. The risk factors discussed in the Form 10-K and subsequently filed periodic reports under the heading "Risk Factors" are specifically incorporated by reference in this press release. Forward-looking statements are based on current expectations and speak only as of the date of such statements. Concurrent undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation and its logo are registered trademarks of Concurrent. All Concurrent product names are trademarks or registered trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Product	$11,076	$11,008	$23,554	$22,454
Service	4,920	6,829	9,982	12,581
Total revenues	15,996	17,837	33,536	35,035
Cost of sales:
Product	4,779	5,222	10,319	10,206
Service	2,410	2,659	4,712	5,371
Total cost of sales	7,189	7,881	15,031	15,577
Gross margin	8,807	9,956	18,505	19,458
Operating expenses:
Sales and marketing	3,513	3,513	7,479	6,995
Research and development	3,412	3,416	6,680	6,589
General and administrative	2,490	1,894	4,444	3,941
Gain on sale of IPv4 addresses, net	-	-	(339)	-
Total operating expenses	9,415	8,823	18,264	17,525
Operating (loss) income	(608)	1,133	241	1,933
Other expense, net	(86)	(63)	(371)	(90)
(Loss) income before income taxes	(694)	1,070	(130)	1,843
Income tax (benefit) provision	(123)	(19)	54	20
Net (loss) income	$(571)	$1,089	$(184)	$1,823

Basic net (loss) income per share	$(0.06)	$0.12	$(0.02)	$0.21
Diluted net (loss) income per share	$(0.06)	$0.12	$(0.02)	$0.20
Basic weighted average shares outstanding	9,088	8,934	9,039	8,874
Diluted weighted average shares outstanding	9,088	9,041	9,039	9,060
Cash dividends declared per common share	$0.12	$0.12	$0.24	$0.24

Concurrent Computer Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended
	December 31, 2014	September 30, 2014
Revenues:
Product	$11,076	$12,478
Service	4,920	5,062
Total revenues	15,996	17,540
Cost of sales:
Product	4,779	5,540
Service	2,410	2,302
Total cost of sales	7,189	7,842
Gross margin	8,807	9,698
Operating expenses:
Sales and marketing	3,513	3,966
Research and development	3,412	3,268
General and administrative	2,490	1,954
Gain on sale of IPv4 addresses, net	-	(339)
Total operating expenses	9,415	8,849
Operating (loss) income	(608)	849
Other expense, net	(86)	(285)
(Loss) income before income taxes	(694)	564
Income tax (benefit) provision	(123)	177
Net (loss) income	$(571)	$387

Basic net (loss) income per share	$(0.06)	$0.04
Diluted net (loss) income per share	$(0.06)	$0.04
Basic weighted average shares outstanding	9,088	8,990
Diluted weighted average shares outstanding	9,088	9,115
Cash dividends declared per common share	$0.12	$0.12

Concurrent Computer Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income (Unaudited)
(In Thousands Except Per Share Data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2014	2014	2013	2014	2013

Net (loss) income	$(571)	$387	$1,089	$(184)	$1,823

Other comprehensive (loss) income:
Foreign currency translation adjustment	(110)	211	(92)	101	(145)
Pension and post-retirement benefits, net of tax	10	10	5	20	10
Other comprehensive (loss) income	(100)	221	(87)	121	(135)
Comprehensive (loss) income	$(671)	$608	$1,002	$(63)	$1,688

Concurrent Computer Corporation
Condensed Consolidated Balance Sheets
(In Thousands)

	December 31, 2014	September 30, 2014	June 30, 2014
	(unaudited)	(unaudited)

ASSETS
Cash and cash equivalents	$25,121	$26,222	$28,074
Trade accounts receivable, net	11,315	12,670	11,355
Inventories	2,335	3,079	3,272
Deferred income taxes - current, net	1,350	1,407	1,458
Prepaid expenses and other current assets	983	1,155	804
Total current assets	41,104	44,533	44,963

Property, plant and equipment, net	2,367	3,083	3,081
Intangible assets, net	396	442	476
Deferred income taxes, net	13,287	13,216	13,231
Other long-term assets	1,539	588	635
Total assets	$58,693	$61,862	$62,386

LIABILITIES
Accounts payable and accrued expenses	$5,994	$6,615	$7,591
Deferred revenue	7,037	8,512	7,441
Total current liabilities	13,031	15,127	15,032

Long-term deferred revenue	2,195	1,482	1,400
Other long-term liabilities	4,881	5,077	5,500
Total liabilities	20,107	21,686	21,932

STOCKHOLDERS' EQUITY
Common stock	91	91	90
Additional paid-in capital	210,121	209,936	209,711
Accumulated deficit	(171,401)	(169,726)	(169,001)
Treasury stock, at cost	(255)	(255)	(255)
Accumulated other comprehensive income	30	130	(91)
Total stockholders' equity	38,586	40,176	40,454
Total liabilities and stockholders' equity	$58,693	$61,862	$62,386